UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 8999, San Francisco, California		94128-8999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 432-3200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

On May 23, 2013, Visa Inc. (“Visa,” or the “Company”) announced that Ryan McInerney, 37, currently Chief Executive Officer of Consumer Banking at JPMorgan Chase & Co., has been appointed to serve as President of the Company commencing June 3, 2013. Mr. McInerney succeeds John M. Partridge, whose term as President ended on March 31, 2013.

As Chief Executive Officer of JPMorgan Chase’s Consumer Banking business, Mr. McInerney is responsible for a banking network with 5,600 branches, 18,000 ATMs and more than 75,000 employees serving 20 million customers across the United States. Prior to this position, Mr. McInerney served as the Chief Operating Officer for Chase Home Lending from 2009 to 2010, Chief Risk Officer for Chase’s consumer business from 2008 to 2009, and Chief Marketing Officer for Consumer Banking from 2005 to 2008.

Before joining JPMorgan Chase in 2005, Mr. McInerney was a Principal at McKinsey & Company and worked in the firm’s payments and retail banking practices from 1997 to 2005.

Mr. McInerney brings to Visa substantial experience in consumer banking and payments, as well as in operations, technology, strategy, risk management, marketing, and product management. The press release issued by the Company announcing Mr. McInerney’s appointment as the Company’s President is furnished herewith and attached hereto as Exhibit 99.1.

The Company has entered into a written offer letter with Mr. McInerney, effective as of May 22, 2013 (the “Offer Letter”), outlining the terms of his employment as President. Pursuant to the terms of the Offer Letter, Mr. McInerney will report to the Company’s Chief Executive Officer and will receive an annual salary of $750,000. Mr. McInerney also will participate in the Visa Inc. Incentive Plan (“VIP”) previously described by the Company in, and attached as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company on January 31, 2011, for fiscal year 2013. Mr. McInerney’s target bonus under the VIP will be one hundred fifty percent (150%) of his base salary with a maximum bonus opportunity of three hundred percent (300%) of his base salary, subject to the terms and conditions of the VIP and payable in November 2013. Any bonus for which Mr. McInerney will be eligible under the VIP will be based on the Company’s and his performance as well as his earnings for the fiscal year; provided, however, that he will be guaranteed a bonus of no less than $375,000 for fiscal year 2013, subject to his continued employment as required under the VIP.

In addition to participating in the VIP, Mr. McInerney also will be eligible for a long-term performance bonus. Under the Offer Letter, Mr. McInerney’s target long-term performance bonus value will be $3,750,000, with actual long-term performance bonus amounts determined at the conclusion of each fiscal year based on an evaluation of both the Company’s performance and his individual performance. Each long-term performance bonus will be subject to the terms and conditions of the applicable plan, including vesting requirements, as approved by the Compensation Committee (the “Compensation Committee”) of the Company’s board of directors. For the award granted in November 2013, Mr. McInerney will be guaranteed a long-term performance value of no less than $1,250,000, subject to the foregoing conditions and his continued employment as of the date of the grant.

The Offer Letter further provides that to compensate Mr. McInerney for forfeited bonus payments from his current employer, the Company will provide Mr. McInerney with a one-time sign-on bonus of $2,031,250 payable 50% (or $1,015,625) in cash, less applicable taxes, which will be paid as soon as practicable after Mr. McInerney’s start date, and 50% in restricted stock (with a grant date value of $1,015,625). The restricted stock award will cliff vest three (3) years after the grant date. Mr. McInerney is obligated to repay to Visa a pro-rata portion of his cash sign-on bonus in the event he voluntarily terminates employment, or is terminated for cause, prior to the one-year anniversary of his commencement of employment.

In addition, Mr. McInerney will receive a make-whole equity award with a value of $4,340,000, comprised of restricted stock with a grant date value of $3,255,000 and stock options with a grant date value of $1,085,000 (collectively, the “Make-Whole Award”), in each case vesting one-third per year.

Mr. McInerney’s restricted stock and stock option awards will be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan and the individual award agreement corresponding to the award. Mr. McInerney’s one-time bonus restricted stock award and Make-Whole Award will be granted effective upon the commencement of Mr. McInerney’s employment on June 3, 2013 (or such later date that he commences employment). The number of shares of Visa common stock subject to each of Mr. McInerney’s one-time bonus restricted stock award and Make-Whole Award will be determined by the Compensation Committee based on the “fair value” of each grant type as of their date of grant, as determined by Visa under the applicable accounting standards.

Visa will assist Mr. McInerney with his relocation to the Company’s headquarters in accordance with the Company’s generally applicable relocation policy and will provide up to 10 first-class round-trip flights, to be used before September 1, 2013, between the San Francisco Bay Area and New York for Mr. McInerney and/or his immediate family.

Mr. McInerney also will be eligible to participate in the Visa Inc. Executive Severance Plan previously described by the Company in, and attached as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company on November 9, 2010.

The Offer Letter is filed herewith as Exhibit 99.2 and incorporated herein by reference.

In addition, the Company also reported on May 23, 2013 that Elizabeth Buse and Bill Sheedy have been appointed Head of Global Solutions and Head of Strategy, M&A, Government Relations and Strategic Initiatives, respectively. A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company dated May 23, 2013.

99.2	Offer Letter dated May 20, 2013 between Visa Inc. and Ryan McInerney.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 23, 2013

VISA INC.

By:	/s/ Charles W. Scharf
Name:	Charles W. Scharf
Title:	Chief Executive Officer

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